UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 15, 2020

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Item 8.01	Other Events

On May 15, 2020, the Company issued a press release announcing presentations on TLANDO at the AUA Virtual Experience 2020 meeting. The press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Additionally, the Company is presenting clinical data for its lead candidate TLANDO™ at the American Urological Association (“AUA”) Virtual Experience taking place May 15-17, 2020. The Company’s materials to be included are filed as Exhibits 99.2, 99.3, 99.4, 99.5 and 99.6.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press Release announcing Presentations on TLANDO™ at AUA Virtual Experience 2020

99.2	Poster “Impact of A New Oral Testosterone Undecanoate on Blood Pressure and Cardiovascular Risk”

99.3	Poster Slides “Impact of A New Oral Testosterone Undecanoate on Blood Pressure and Cardiovascular Risk”

99.4	Poster “A Novel Oral Testosterone Therapy Restores Testosterone to Eugonadal Levels Without Dose Titration”

99.5	Poster Slides “A Novel Oral Testosterone Therapy Restores Testosterone to Eugonadal Levels Without Dose Titration”

99.6	Presentation “Effects of A New Oral Testosterone Undecanoate (TLANDO™) on Liver”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	May 15, 2020	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer